As filed with the Securities and Exchange Commission on June  ,
1997

                                            Registration No. 333-

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CFI MORTGAGE INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   52-2023491
                     (I.R.S. Employer Identification Number)

                        580 Village Boulevard, Suite 360
                         West Palm Beach, Florida 33409
                    (Address of Principal Executive Offices)

                    CFI MORTGAGE INC. 1997 STOCK OPTION PLAN
                            (Full title of the Plan)



                          Vincent J. Castoro, President
                                CFI Mortgage Inc.
                        580 Village Boulevard, Suite 360
                         West Palm Beach, Florida 33409
                     (Name and address of agent for service)

                                  (561)687-1595
          (Telephone number, including area code, of agent for service)



                                   copies to:
                            Kenneth S. Goodwin , Esq.
                               Coleman & Rhine LLP
                           1120 Avenue of the Americas
                            New York, New York 10036
                                  (212)840-3330

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------


                                                     Proposed              Proposed
Title of                                             maximum               maximum
securities to                 Amount                 offering              aggregate             Amount of
be                            to be                  price per             offering              registration
registered                    registered             share  (1)            price (1)             fee
-------------------------------------------------------------------------------------------------------------
Common Stock,                 80,000                 $7.5625              $605,000.00           $183.34
$.01 par value

-------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on June , 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.



         Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered hereby such additional indeterminate number of shares of Common Stock as may become issuable by reason of share splits, share dividends and similar adjustments as set forth in the provisions of the Stock Option Plan and the respective option agreements entered into thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"), an Information Statement with respect to the CFI Mortgage Inc. (the "Registrant") 1997 Stock Option Plan (the "Plan") will be distributed to holders of stock options granted under such Plan. The Information Statement, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a Section 10(a) prospectus and the Information Statement is hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Registrant's Prospectus, dated May 27, 1997, included in the Registrant's Registration Statement on Form SB-2, File No. 333-6660, originally filed with the Commission on March 21, 1997, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1996, the latest fiscal year for which such statements have been filed;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year ended December 31, 1996; and

         (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 22, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

         The Registrant's Certificate of Incorporation eliminates any liability of a director to the Registrant or its stockholders for monetary damages for breach of such director's fiduciary duties to the Registrant, except where a director (a) breaches his or her duty of loyalty to the Registrant or its stockholders; (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an illegal dividend or a stock repurchase; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available if (i) a director breaches, or fails to perform, his duties as a director, and (ii) the director's breach of, or failure to perform, those duties constitute: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by law, indemnify all directors of the Registrant, as well as any officers, agents or employees of the Registrant to whom the Registrant has agreed to grant indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

Exhibit
Number                          Description
------                          -----------
4.1              CFI Mortgage Inc. 1997 Stock Option Plan
                 (incorporated by reference to Exhibit 10.19 to
                 Amendment No. 1 to the Registrant's
                 Registration Statement on Form SB-2, File No.
                 333-6660).

*5 Opinion of Coleman & Rhine LLP with respect to the legality of the securities being registered.

*23.1            Consent of Coleman & Rhine LLP (included in
                 Exhibit 5).

*23.2 Consent of Martin Leventhal & Company LLP, independent certified public accountants.

*24              Powers of Attorney.

------------------------------------

         *        Filed herewith

ITEM 9. UNDERTAKINGS.

                      The undersigned Registrant hereby undertakes:

                      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of West Palm Beach, State of Florida, on June 16, 1997.

                                CFI MORTGAGE INC.

                                By: /s/ Vincent C. Castoro
                                    Vincent C. Castoro
                                    Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of June, 1997.


       SIGNATURE                                    TITLE
       ---------                                    -----
/s/ Vincent C. Castoro                    Chief Executive Officer and
    Vincent C. Castoro                    Director

/s/ Vincent J. Castoro                    President and Director
    Vincent J. Castoro

/s/ Don M. "Dusty" Lashbrook              Chief Operating Officer
    Don M. "Dusty" Lashbrook

/s/ Christopher Castoro                   Executive Vice President and
    Christopher Castoro                   Director

/s/ Thomas J. Healy                       Director
    Thomas J. Healy

/s/ Robert J. Thompson                    Director
    Robert J. Thompson

/s/ Robert Simm                           Treasurer and Principal
    Robert Simm                           Accounting Officer

                                  EXHIBIT INDEX


EXHIBIT                                                                            PAGE
NUMBER                           DESCRIPTION                                      NUMBER
------                           -----------                                      ------
4.1               CFI Mortgage Inc. 1997 Stock Option Plan
                  (incorporated by reference to Exhibit 10.19
                  to Amendment No. 1 to the Registrant's
                  Registration Statement on Form SB-2, File No.
                  333-6660).

*5 Opinion of Coleman & Rhine LLP with respect to the legality of the securities being registered.

*23.1             Consent of Coleman & Rhine LLP (included in
                  Exhibit 5).

*23.2 Consent of Martin Leventhal & Company LLP, independent certified public accountants.

*24               Powers of Attorney.

-------------------------------

         *        Filed herewith